Mizati Luxury Alloy Wheels, Inc.
4010 W. Valley Blvd.
Walnut, CA 91789

January 18, 2008

From: Mizati Luxury Alloy Wheels, Inc.
To: Hazel Chu, Chief Executive Officer

SUBJ: PROMISORY NOTE

1. This letter is to serve a legally binding contract between Mizati Luxury Alloy Wheels, Inc (the Promisor) and Hazel Chu (the Promisee).

2. The Promisor hereby agrees to reply in full the Promisee the sum amount of $60,000 USD with 0% interest within a period of 10 (ten) years as of today's date.

3. Executed this 18th day of January, 2008.

HAZEL CHU
President & Chief Executive Officer
Mizati Luxury Alloy Wheels, Inc.